Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Fidelity Rutland Square Trust: PAS Small Cap Fund of Funds, which is included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A. We also hereby consent to the use in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of our report dated June 15, 2005 with regard to the Statement of Assets and Liabilities dated June 6, 2005.

PricewaterhouseCoopers LLP
____________________________ /s/PricewaterhouseCoopers LLP
Boston, Massachusetts
June 16, 2005